UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2014

ULTRA PETROLEUM CORP.

(Exact name of registrant as specified in its charter)

Yukon, Canada	001-33614	N/A
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

400 N. Sam Houston Parkway East
Suite 1200

Houston, Texas 77060

(Address of principal executive offices)

(281) 876-0120

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Indenture

On September 18, 2014, Ultra Petroleum Corp. (the “Company”) closed its previously announced issuance of $850.0 million of its 6.125% senior unsecured notes due 2024 (the “Notes”) and entered into an Indenture, dated September 18, 2014 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee. The Notes were sold at par, and resulted in net proceeds to the Company of $838.5 million. At the closing of the offering the net proceeds of the offering were deposited in an escrow account. The net proceeds are subject to release from escrow at the closing of the Company’s previously announced Pinedale field acquisition. If the Pinedale field acquisition is not completed within sixty days of the issue date or the purchase and sale agreement for the acquisition is terminated earlier, the Company will be required to redeem all of the Notes at a redemption price of 100% of the issue price, plus accrued and unpaid interest to the redemption date. A copy of the Purchase Agreement for the notes offering (the “Purchase Agreement”) was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated September 5, 2014.

The Notes have not been registered under the Securities Act or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes were resold by the Initial Purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act or to non-U.S. persons pursuant to Regulation S under the Securities Act.

The Notes will mature on October 1, 2024. The interest payment dates for the Notes are April 1 and October 1 of each year, commencing April 1, 2015. Interest will be paid on the Notes from the issue date until maturity.

Prior to October 1, 2017, the Company may, at any time or from time to time, redeem up to 35% of the aggregate principal amount of the Notes with the net proceeds of a public or private equity offering at a redemption price of 106.125% of the principal amount of Notes, plus accrued and unpaid interest, if any, to the date of redemption, if at least 65% of the aggregate principal amount of the Notes remains outstanding and the redemption occurs within 120 days of the closing of such equity offering. In addition, before October 1, 2019, the Company may redeem all or a part of the Notes at a redemption price equal to the sum of (i) the principal amount thereof, plus (ii) a make-whole premium at the redemption date, plus accrued and unpaid interest, if any, to the redemption date. In addition, on or after October 1, 2019, the Company may redeem all or a part of the Notes at redemption prices (expressed as percentages of principal amount) equal to 103.063% for the twelve-month period beginning on October 1, 2019, 102.042% for the twelve-month period beginning October 1, 2020, 101.021% for the twelve-month period beginning October 1, 2021, and 100% for the twelve-month period beginning October 1, 2022 and at any time thereafter, plus accrued and unpaid interest, if any, to the applicable redemption date on the Notes.

The Indenture contains customary covenants that restrict the ability of the Company and certain of its subsidiaries to: (i) sell assets; (ii) make investments; (iii) incur indebtedness; (iv) create or incur certain liens; (v) enter into agreements that restrict dividends, distributions or other payments from subsidiaries of the Company to the Company; (vi) consolidate, merge or transfer all or substantially all of the Company’s assets; (vii) engage in transactions with affiliates; (viii) create unrestricted subsidiaries; and (ix) engage in certain business activities. The covenants in the Indenture are subject to important exceptions and qualifications. Subject to conditions, the Indenture provides the Company and its subsidiaries will no longer be subject to certain covenants when the Notes receive investment grade ratings from Standard & Poor’s Ratings Services and Moody’s Investors Services, Inc.

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The Indenture contains the following customary Events of Default: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of the principal of, or premium, if any, on the Notes; (iii) failure by the Company to comply with certain covenants relating to asset sales, repurchases of the Notes, merger or consolidation; (iv) the Company fails to comply with a notice of default for the time periods listed in the Indenture after written notice thereof has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture; (v) failure by the Company to comply for 60 days after notice to comply with any of the other agreements in the Indenture; (vi) default under any instrument governing indebtedness for money borrowed by the Company or any of its restricted subsidiaries or guaranteed by the Company or any of its restricted subsidiaries, if such default: (a) is caused by a payment default; or (b) results in the acceleration of such indebtedness, and, in each case, if the aggregate amount of indebtedness subject to such a default is $30.0 million or more; (vii) failure by the Company, any significant subsidiary or group of restricted subsidiaries that, taken together, would constitute a significant subsidiary to pay final judgments aggregating in excess of $30.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as provided in the Indenture, any subsidiary guarantee ceases to be in full force and effect or is declared null and void in a judicial proceeding or any subsidiary guarantor that is a significant subsidiary denies or disaffirms its obligations under the Indenture or its subsidiary guarantee; and (ix) certain events of bankruptcy, insolvency or reorganization described in the Indenture with respect to the Company, any significant subsidiary or group of restricted subsidiaries that, taken together would constitute a significant subsidiary.

Upon a continuing Event of Default, the Trustee, by notice to Company, or the holders of at least 25% in principal amount of the then outstanding Notes, by notice to the Company and the Trustee, may, declare the Notes immediately due and payable, except that an Event of Default resulting from entry into a bankruptcy, insolvency or reorganization with respect to the Company, any restricted subsidiary of the Company that is a significant subsidiary or any group of its restricted subsidiaries that, taken together, would constitute a significant subsidiary of the Company, will automatically cause the Notes to become due and payable.

Registration Rights Agreement

On September 18, 2014, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Goldman, Sachs & Co., as representative of the Initial Purchasers in connection with the private placement of the Notes. Under the Registration Rights Agreement, the Company shall cause to be filed with the Securities and Exchange Commission a registration statement with respect to an offer to exchange the Notes for substantially identical notes that are registered under the Securities Act. The Company will use its commercially reasonable efforts to cause such exchange offer registration statement to become effective under the Securities Act not later than September 18, 2015. In addition, the Company will use its commercially reasonable efforts to cause the exchange offer to be consummated not later than 60 days after September 18, 2015. Under some circumstances, in lieu of, or in addition to, a registered exchange offer, the Company is required to pay additional interest if they fail to comply with their obligations to register the Notes within the specified time periods.

The descriptions of the Indenture and the Registration Rights Agreement set forth above are only summaries and are qualified in their entirety by reference to the Indenture and the Registration Rights Agreement, filed herewith as Exhibits 4.1 and 4.2. The Indenture and the Registration Rights Agreement are incorporated by reference herein.

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Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included, or incorporated by reference, in Item 1.01 is incorporated by reference into this Item 2.03.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Title of Document

4.1	Indenture, dated September 18, 2014, between Ultra Petroleum Corp., as Issuer, and U.S. Bank National Association, as Trustee.

4.2	Registration Rights Agreement, dated September 18, 2014, between Ultra Petroleum Corp. and Goldman, Sachs & Co., as representative of the Initial Purchasers

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA PETROLEUM CORP.

September 22, 2014	By:	/s/ Garrett B. Smith
	Name: Title:	Garrett B. Smith Principal Counsel and Corporate Secretary

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 Exhibit Index

Exhibit Number	Title of Document

4.1	Indenture, dated September 18, 2014, between Ultra Petroleum Corp., as Issuer, and U.S. Bank National Association, as Trustee.

4.2	Registration Rights Agreement, dated September 18, 2014, between Ultra Petroleum Corp. and Goldman, Sachs & Co., as representative of the Initial Purchasers

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